                                                                    Exhibit 10.1


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), made and entered into as of the 1st day of November, 1998 (the "Effective Date"), by and between Duquesne Light Company (hereinafter called the "Company"), a Pennsylvania corporation and a wholly-owned subsidiary of DQE, Inc.

                                     a
                                      n
                                       d

James E. Cross, an individual residing in Allegheny County, Pennsylvania (hereinafter called the "Executive");

                                 WITNESSETH THAT:

  WHEREAS, the Executive has been employed by the Company for a number of years in executive capacities and with increasing responsibilities, and currently serves as Chief Nuclear Officer and President of the Generation Group of the Company; and

  WHEREAS, the terms and conditions of the Executive's employment by the Company are currently governed by the provisions of an Employment Agreement, dated as of October 14, 1996, by and between the Company and the Executive (the "Original Agreement"); and

  WHEREAS, the Company is a party to a non-binding agreement in principle with FirstEnergy Corporation ("FirstEnergy") which, subject to the execution of a definitive agreement between the Company and FirstEnergy (the "Exchange Agreement") and compliance with the terms and conditions set forth in such Exchange Agreement, contemplates the transfer by the Company to FirstEnergy of certain nuclear and other power generation assets and operations currently owned by the Company in exchange for the transfer by FirstEnergy to the Company of certain power generation assets and operations currently owned by FirstEnergy; and

  WHEREAS, subject to the required approvals from appropriate regulatory agencies and other negotiated terms and conditions, the Company intends to auction all or substantially all of its power generation assets and operations, including without limitation, the power generation assets acquired from FirstEnergy pursuant to the Exchange Agreement, in one or more sale transactions with qualified buyers (collectively referred to as the "Generation Asset Sales"); and

  WHEREAS, the Executive and the Company mutually desire to amend and restate the Original Agreement as set forth herein to take account of the possible FirstEnergy transaction; and

  WHEREAS, the execution and delivery of this Agreement have been duly authorized by the Compensation Committee of the Board of Directors of the Company and ratified by the Board of Directors of the Company (the "Board"),
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  NOW, THEREFORE, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

  1.  Effectiveness, Employment and Term.
      ----------------------------------

  (a)  Employment.  On and after the Effective Date the Executive shall serve as
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the President, Generation Group of the Company for the term set forth in
Paragraph 1(b).

  (b)  Term.  The term of the Executive's employment under this Agreement shall
       ----
commence on the Effective Date and end on the day immediately preceding the third anniversary of the Effective Date, subject to the extension of such term as hereinafter provided and earlier expiration of such term as provided in Paragraph 7. The term of this Agreement shall be extended automatically for one additional year as of each annual anniversary date hereof unless, no later than ninety (90) days prior to such anniversary date, either the Board, on behalf of the Company, or the Executive gives written notice to the other, in accordance with Paragraph 12, that the term of this Agreement shall not be so extended.

  2.  Duties.  During the period of employment as provided in Paragraph 1(b)
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hereof, the Executive shall serve as President, Generation Group of the Company and perform all duties consistent with such positions at the direction of the Chief Executive Officer of the Company or such other person not below the rank of President as such Chief Executive Officer may designate. The Executive shall devote his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and satisfactorily his duties hereunder.

  3.  Base Salary.  For services performed by the Executive for the Company
      -----------
pursuant to this Agreement during the period of employment as provided in Paragraph 1(b) hereof, the Company shall pay the Executive a base salary at the rate at least equal to the rate of base salary at which the Executive was being compensated by the Company immediately prior to the Effective Date, payable in substantially equal semi-monthly installments (or otherwise in accordance with the Company's regular payroll practices). Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Company or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

  4.  Salary Increases.  During the period of employment as provided in
      ----------------
Paragraph 1(b) hereof, the base salary of the Executive shall be periodically reviewed by the Compensation Committee of the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and, if it is determined that an increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of Paragraph 3.

  5.  Other Benefits.  In addition to the base salary to be paid to the
      --------------
Executive pursuant to Paragraph 3 hereof, the Executive shall also be entitled to the following:

  (a)  Participation in Plans.  The Executive shall be eligible for
       ----------------------
participation in any bonus, incentive (short-term or long-term), stock option or similar plan or program now in

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

effect or hereafter established by the Company in the same manner and to the same extent as, and subject to the same criteria pertaining to, other senior executives of the Company. The Executive shall also participate in the various benefit plans maintained in force by the Company from time to time, including qualified and nonqualified pension, supplemental pension, disability, medical, group life insurance, supplemental life insurance coverage, business travel insurance, sick leave, and other similar retirement and welfare benefit plans, programs and arrangements. Without limiting the scope of the foregoing, the Company shall continue in force and effect the existing nonqualified pension arrangements (the "Nonqualified Arrangements") under which the Company has agreed to pay to the Executive or his beneficiary an additional pension representing (i) the additional benefit the Executive would have accrued under the Retirement Plan for Employees of Duquesne Light Company (the "Retirement Plan") and the Supplemental Retirement Plan for Nonrepresented Employees of Duquesne Light Company (the "Supplemental Plan") but for certain limitations on such benefits set forth in the Internal Revenue Code and (ii) the additional benefits the Executive would have accrued under the Retirement Plan and the Supplemental Plan if he were credited thereunder with a total number of years of Continuous Service (as defined in such Plans) equal to the sum of (A) two (2) times the actual years of Continuous Service accumulated by the Executive to age sixty (60), not to exceed thirty-five (35), plus (B) such Continuous Service as may be accrued by the Executive after age sixty (60) under the terms of such Plans.

  (b)  Fringe Benefits.  The Executive shall be entitled to perquisites of
       ---------------
office, fringe benefits and other similar benefits no less favorable than those available to the Executive immediately prior to the effective date of this Agreement, or, if greater, those available to the Executive at any time during the term of this Agreement.

  (c)  Expense Reimbursement.  The Company shall reimburse the Executive, upon
       ---------------------
proper accounting, for reasonable business expenses and disbursements incurred by his in the course of the performance of his duties under this Agreement.

  (d)  Vacation.  The Executive shall be entitled to five (5) weeks of vacation
       --------
during each year of this Agreement, or such greater period as the Board shall approve, without reduction in salary or other benefits.

  6.  Non-Competition and Confidentiality Agreement.  The Non-Competition and
      ---------------------------------------------
Confidentiality Agreement, dated as of October14, 1996, between the Company and the Executive (the "Non-Competition Agreement") which, among other things, sets forth certain covenants on the part of the Executive, shall remain in full force and effect in accordance with its terms. It is intended that the Non-Competition Agreement and this Agreement be read together as a single agreement.

  7.  Termination.  Unless earlier terminated in accordance with the following
      -----------
provisions of this Paragraph 7, the Company shall continue to employ the Executive and the Executive shall remain employed by the Company during the entire term of this Agreement as set forth in Paragraph 1(b). Paragraph 8 hereof sets forth certain obligations of the Company in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 7 and Paragraph 8 hereof are defined in Paragraph 7(c) below.

  (a)  Death or Disability.  Except to the extent otherwise expressly stated
       -------------------
herein, including without limitation, as provided in Paragraph 8(a) with respect to certain post-

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

Date of Termination payment obligations of the Company, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a twelve (12) consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially the Executive's usual and customary duties under this Agreement and (ii) the date that a reputable physician selected by the Company determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially the Executive's usual and customary duties under this Agreement for a period of at least twelve (12) consecutive months. At any time and from time to time, upon reasonable request therefor by the Company, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. In accordance with Paragraph 12, the Company shall promptly give the Executive written notice of any such determination of the Executive's disability and of the decision of the Company to terminate the Executive's employment by reason thereof. In the event of disability, until the Date of Termination the base salary payable to the Executive under Paragraph 3 hereof shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Company.

  (b)  Notification of Discharge for Cause or Resignation for Good Reason.  In
       ------------------------------------------------------------------
accordance with the procedures hereinafter set forth, the Company may discharge the Executive from his employment hereunder for Cause and the Executive may resign from his employment hereunder for Good Reason. Any discharge of the Executive by the Company for Cause or resignation by the Executive for Good Reason shall be communicated by a Notice of Termination to the Executive (in the case of discharge) or the Company (in the case of resignation) given in accordance with Paragraph 12 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date (which date shall in all events be within fifteen (15) days after the giving of such notice). No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination. The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstances in enforcing the Executive's rights hereunder.

  (c)  Definitions.  For purposes of this Paragraph 7 and Paragraph 8 hereof,
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the following capitalized terms shall have the meanings set forth below:

  (i)  "Accrued Obligations" shall mean, as of the Date of Termination, the sum
        -------------------
of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid.

  (ii)  "Cause" shall mean either of the following that is materially and
         -----
demonstrably detrimental to the goodwill of the Company or materially damaging to the

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

relationships of the Company with its customers, suppliers or employees: (A) conviction of the Executive of a felony involving moral turpitude or (B) gross negligence or willful misconduct by the Executive in the performance of his duties under this Agreement.

  (iii)  "Date of Termination" shall mean (A) in the event of a discharge of the
          -------------------
Executive by the Company for Cause or a resignation by the Executive for Good Reason, the date the Executive (in the case of discharge) or the Company (in the case of resignation) receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive without Good Reason, the date the Executive (in the case of discharge) or the Company (in the case of resignation) receives notice of such termination of employment, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 7(a), the date the Executive receives written notice of such termination.

  (iv)  "Good Reason" shall mean any of the following:  (A) the assignment to
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the Executive of any duties inconsistent in any respect with the Executive's positions with the Company as set forth in this Agreement (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2, or any action by the Company which results in diminution in such positions, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 12; (B) any failure by the Company to comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 12; (C) the Company's requiring the Executive to be based at any office or location other than the principal executive office of the Company or at any office or location not within thirty-five (35) miles of the principal executive office of the Company in Pittsburgh, Pennsylvania; or (D) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

  (v)  "Monthly Bonus Amount" shall mean one-twelfth (1/12) of Executive's
        --------------------
target annual bonus for the fiscal year in which the Date of Termination occurs, or if such target bonus has not yet been set as of the Date of Termination, then one-twelfth (1/12) of the target annual bonus for the immediately preceding fiscal year shall be used ("target annual bonus" meaning 100% of the target annual bonus set for the Executive for the applicable fiscal year, without regard to any discount from or premium over that target bonus which could be applied based on achievement below or above targeted performance).

  8.  Obligations of the Company Upon Termination or Exchange Closing.
      ---------------------------------------------------------------

  (a)  Discharge for Cause, Resignation without Good Reason, Death or
       --------------------------------------------------------------
Disability.  In the event of a discharge of the Executive for Cause or
----------
resignation by the Executive without Good Reason (other than a resignation described in Paragraph 8(c)), or in the event this Agreement terminates pursuant to Paragraph 7(a) any reason of the death or disability of the Executive:

      (i) the Company shall pay all Accrued Obligations to the Executive, or to his heirs or estate in the event of the Executive's death, in a lump sum in cash within thirty (30) days after the Date of Termination; and

      (ii) the Executive, or his beneficiary, heirs or estate in the event of the Executive's death, shall be entitled to receive all benefits accrued by his as of the Date of Termination under the Retirement Plan, the Supplemental Plan, the Nonqualified Arrangements (but only to the extent not previously paid or distributed to the Executive through the purchase of annuity contracts or otherwise) and all other qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans and arrangements; and

      (iii) except as otherwise provided in Paragraph 16 hereof, all other obligations of the Company hereunder shall cease forthwith.

  (b)  Discharge without Cause or Resignation for Good Reason.  If the Executive
       ------------------------------------------------------
is discharged other than for Cause or disability or the Executive resigns with Good Reason:

      (i) the Company shall pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

          (A)  all Accrued Obligations; and

          (B) the balance of the base salary which as of the Date of Termination remains to be paid to the Executive pursuant to Paragraph 3 for the then-remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph 1(b)); and

          (C) the product of (1) the Monthly Bonus Amount multiplied by (2) the number of full calendar months within the period from the Date of Termination through and including the last day of the then-remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph 1(b)); and

          (D) a lump sum amount equal to the Actuarial Equivalent of the additional Accrued Pension the Executive would have accrued under the Retirement Plan, the additional Accrued Supplemental Pension the Executive would have accrued under the Supplemental Plan and the additional benefit the Executive would have accrued under the Nonqualified Arrangements if the Executive's actual Continuous Service had ended on the last day of the then-remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph 1(b)) and had his Compensation for each calendar year during such additional period equaled his Compensation for the twelve (12) full calendar months immediately preceding the calendar month in which the Date of Termination occurred (for purposes of the foregoing, the terms "Actuarial Equivalent," "Accrued

               Pension," "Accrued Supplemental Pension," "Continuous Service" and "Compensation" shall have the respective meanings given to them under the Retirement Plan and the Supplemental Plan, except as the term "Continuous Service" shall be modified under the terms of the Nonqualified Arrangements).

      (ii) subject to Paragraph 17, for the then-remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph 1(b)), the Company, at its sole option, shall either (A) arrange to provide the Executive, at the Company's cost, with life, disability and health-and-accident insurance coverage providing substantially similar benefits to those which the Executive was receiving immediately prior to the Date of Termination, to the extent the Company continues to maintain benefit plans providing for such benefits for executives generally or (B) in lieu of providing such coverage, pay to the Executive in substantially equal monthly installments over the then-remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph 1(b)) an amount in cash equal to two (2) times the projected average monthly cost to the Company of providing the extended benefit coverage referred to in clause (A) (as such cost shall be calculated by the Company's benefit consultants, using reasonable assumptions); and

      (iii) the Executive shall be entitled to receive all benefits accrued by his as of the Date of Termination under the Retirement Plan, the Supplemental Plan, the Nonqualified Arrangements (but only to the extent not previously paid or distributed to the Executive through the purchase of annuity contracts or otherwise) and all other qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans; and

      (iv) all stock options, stock appreciation rights, dividend equivalent accounts and other stock interests or stock-based rights granted to the Executive on or before the Date of Termination under the DQE, Inc. Long-Term Incentive Plan (the "LTIP") or any similar plan of the Company, other than your "supplemental options" granted under the LTIP which shall become awarded and vested only upon achievement of an "aspirational" level of corporate and individual performance achievement, shall become fully awarded, vested and exercisable as of the Date of Termination; provided, however, that if such full vesting of all or any portion of such stock or stock-related awards would constitute a violation of applicable law or the terms of any such plan of the Company, then in lieu of the vesting of such awards (or such portion thereof), the Company shall redeem such award (or such portion thereof) by paying to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination an amount which represents the fair value of such award as of the Date of Termination (reduced by any amount payable by the Executive under the terms of such award (or such portion thereof) as an exercise or purchase price with respect thereto); and

      (v) except as otherwise provided in Paragraph 16 hereof, all other obligations of the Company hereunder shall cease forthwith.

  (c)  Exchange Closing.  Effective upon the date of closing of the transactions
       ----------------
contemplated by the Exchange Agreement (the "Exchange Closing"), if the Executive is in the employ of the Company on such date, the Executive shall become entitled to receive the compensation and benefits described in clauses
(i) through (v) of Paragraph 8(b), which shall be furnished to the Executive notwithstanding any continuation of the Executive's employment pursuant to the following provisions of this Paragraph 8(c); provided, however, that, in such event, the following provisions shall be substituted for clauses
(B) and (C) of Paragraph 8(b)(i):

          (A) an amount equal to three (3) times the Executive's annual base salary at the rate in effect on the Date of Termination; and

          (B)  an amount equal to thirty-six (36) times the Monthly Bonus
               Amount;

In such event, the Executive's employment with the Company will automatically terminate as of the date of the Exchange Closing; provided, however, that if the Exchange Closing occurs prior to January 1, 2000, the Company may elect, with the consent of the Executive, to have the Executive continue as an at-will employee of the Company for a transitional period until the last of the Generation Asset Sales has occurred. For his services during any such transitional period, the Executive shall be entitled to receive the salary and benefits set forth in Paragraphs 3, 4 and 5 except that he shall not be entitled to any further bonus, incentive or equity-based compensation awards relating to service after the date of the Exchange Closing. The Executive's termination of employment following the Exchange Closing shall not entitle the Executive to any further compensation or benefits under this Agreement.

  (d)  Payment Conditions.   In addition to all other conditions under this
       ------------------
Agreement, the obligation of the Company to make payments and provide benefits to the Executive or the Executive's beneficiary, heirs or estate under this Agreement and otherwise shall terminate forthwith if any of the following shall occur: (i) the Executive shall have breached any of his obligations under this Agreement or (ii) the Executive in any way competes with or solicits the employees of the Company, or any of its affiliates.

  9.  Indemnification.  The Company shall defend and hold the Executive harmless
      ---------------
to the fullest extent permitted by applicable law in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Executive of services for, or action of the Executive as a Director, officer or employee of the Company, or of any other person or enterprise at the request of the Company. Expenses incurred by the Executive in defending a claim, action, suit or investigation or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of an undertaking by or on behalf of the Executive to repay said amount unless it shall ultimately be determined that the Executive is entitled to be indemnified hereunder; provided, however, that this indemnification arrangement shall not apply to a nonderivative action commenced by the Company against the Executive. The foregoing shall be in addition to any indemnification rights the Executive may have by law, contract, charter, by-law or otherwise.

  10.  Binding Effect.  This Agreement shall be binding upon and inure to the
       --------------
benefit of the heirs and representatives of the Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of its respective assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law and such successor shall be deemed the "Company" for purposes of this Agreement.

  11.  Dispute Resolution.
       ------------------

  (a)  Arbitration.  Any controversy or claim arising out of or relating to this
       -----------
Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in accordance with the internal laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Board, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Paragraph 11(a). Except as otherwise provided in Paragraph 11(b), the cost of any arbitration proceeding hereunder shall be borne equally by the Company and the Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

  (b)  Legal Expenses.  In the event that it shall be necessary or desirable for
       --------------
the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of the Executive's rights including the enforcement of any arbitration award.

  12.  Notices.  All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

  (a)  to the Board or the Company, to:

          Duquesne Light Company
          411 Seventh Avenue
          Pittsburgh, PA  15219
          Attention:  Chief Executive Officer

  (b)  to the Executive, to:

          James E. Cross
          1610 Blackburn Heights Drive
          Sewickley, PA  15143

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

  13.  No Assignment.  Except as otherwise expressly provided herein, this
       -------------
Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

  14.  Execution in Counterparts.  This Agreement may be executed by the parties
       -------------------------
hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

  15.  Jurisdiction and Governing Law.  Jurisdiction over disputes with regard
       ------------------------------
to this Agreement shall be exclusively in the courts of the Commonwealth of Pennsylvania, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions of such laws.

  16.  Survival.  The provisions of this Paragraph 16 and of Paragraphs 8, 9,
       --------
10, 11, 13, 15, 17, 18 and 19 of this Agreement shall survive the termination of this Agreement to the extent necessary or appropriate to effectuate the respective purposes of such provisions.

  17.  No Mitigation Required.  The Executive shall not be required to mitigate
       ----------------------
damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise; provided, however, that the amount of any payment provided for under this Agreement be reduced dollar-for-dollar by any compensation earned by the Executive as the result of employment by another employer or otherwise after the Date of Termination, and the Executive shall provide to the Company upon request documentation with respect to the amount of any such compensation; provided further, however, in the case of a termination subject to Paragraph 8(c) of this Agreement, there shall be no such offset against any amount due to the Executive under this Agreement except that if after the Date of Termination the Executive becomes eligible for benefits from another company that are substantially equivalent to any of the benefits referred to in clause (A) of Paragraph 8(b)(ii), then, as the case may be, either the corresponding benefits under clause (A) or the portion of payments due to the Executive under clause (B) attributable to such corresponding benefits shall no longer be due to the Executive.

  18.  Severability.  If any provision of this Agreement shall be adjudged by
       ------------
any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

  19.  Prior Understandings.  This Agreement and the Non-Competition Agreement
       --------------------
embody the entire understanding of the parties hereof, and supersede all other oral or written agreements or understandings between them regarding the subject matter hereof. The Severance Agreement , dated as of April 4, 1997, is hereby terminated in its entirety as of the Effective Date. No change, alteration or modification of this Agreement may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

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

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



Attest:                                DUQUESNE LIGHT COMPANY

/s/ Diane S. Eismont                   By  /s/ David D. Marshall
--------------------                      --------------------------------------
Diane S. Eismont, Secretary                David D. Marshall
                                           President and Chief Executive Officer


                                       EXECUTIVE

                                       By  /s/ James E. Cross
                                          --------------------------------------
                                          James E. Cross

                                       11